Exhibit 99.1
Northfield Bancorp Announces the Retirement of John W. Alexander, Chairman of the Board
WOODBRIDGE, NEW JERSEY, February 26, 2021...NORTHFIELD BANCORP, INC. (NasdaqGS:NFBK), the holding company for Northfield Bank, collectively, the “Company,” announced that John W. Alexander, Chairman of Board, has advised the Company’s Boards of Directors that he will be retiring from the boards following the Annual Meeting of Stockholders on May 26, 2021. The Boards of the Company have selected Steven M. Klein, President & Chief Executive Officer to succeed Mr. Alexander as Chairman following his retirement.
Annette Catino, Lead Independent Director, commented, “During Mr. Alexander’s over 20-year tenure as Chairman and Chief Executive Officer, and for more than three years as Chairman of the Board following his retirement as CEO, Northfield has had an enviable record of performance and has built significant value for its stockholders.” Ms. Catino added, “The Boards of Directors’ succession planning process ensures the development of talent and leadership for a seamless transition of responsibilities throughout the organization. Steve has served Northfield for over 15 years in various executive roles, and was instrumental in our transition to a publicly traded company and a community focused business bank. Steve’s commitment to Northfield and community banking, as well as his technical and leadership skills, positions him and Northfield for success in the roles of Chairman and CEO.”
Steven M. Klein, President and CEO stated, “John’s leadership, vision and deep understanding of the marketplace and his commitment to the community, and community banking, have made us a highly successful organization for more than two decades. On behalf of the Board of Directors and all of the employees of the Company, I offer our sincere gratitude and appreciation to John for his leadership, and wish him and his family well in the future.” Mr. Klein continued, “I am honored by the support and confidence the Boards have expressed in me to serve in this important leadership role. I look forward to working with Annette and John to ensure a seamless transition over the coming months.”
The Boards of the Company also approved a resolution to reduce the size of the boards to nine, contemporaneous with Mr. Alexander’s retirement.

About Northfield Bank: Northfield Bank, founded in 1887, operates 38 full-service banking offices in Staten Island and Brooklyn, New York, and Hunterdon, Middlesex, Mercer, and Union Counties, New Jersey. For more information about Northfield Bank, please visit www.eNorthfield.com.
Forward-Looking Statements: This release may contain certain "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and may be identified by the use of such words as "may," "believe," "expect," "anticipate," "should," "plan," "estimate," "predict," "continue," and "potential" or the negative of these terms or other comparable terminology. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of Northfield Bancorp, Inc. Any or all of the forward-looking statements in this release and in any other public statements made by Northfield Bancorp, Inc. may turn out to be wrong. They can be affected by inaccurate assumptions Northfield Bancorp, Inc. might make or by known or unknown risks and uncertainties as described in our SEC filings, including, but not limited to, those related to general economic conditions, particularly in the market areas in which the Company operates, competition among depository and other financial institutions, changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments, our ability to successfully integrate acquired entities, and adverse changes in the securities markets. Consequently, no forward-looking statement can be guaranteed. Northfield Bancorp, Inc. does not intend to update any of the forward-looking statements after the date of this release, or conform these statements to actual events.
Media Contact: Damien Kane, Director of Marketing, (732) 499-7200 x2503